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                                   EXHIBIT 11
                               KMART CORPORATION
                INFORMATION ON COMPUTATION OF PER SHARE EARNINGS


($ Millions, except per share data)                                                13 Weeks Ended         26 Weeks Ended
                                                                                ---------------------   ---------------------
                                                                                July 26,      July 27,  July 26,      July 27,
                                                                                  1995          1994      1995          1994
                                                                                 ------        ------    ------        ------
I.  Earnings per common and common equivalent share:

   Income (loss) from continuing retail operations                                $   23        $   90    $   (1)       $  105
   Less--Series C convertible preferred shares dividend declared                      (2)           (2)       (4)           (5)
                                                                                  ------        ------    ------        ------
   (a) Adjusted income (loss) from continuing retail operations                       21            88        (5)          100
   (b) Discontinued operations, net of income taxes                                    -             4        (4)            7
   (c) Disposal of discontinued operations, net of income taxes                      (77)            -       (77)            -
                                                                                  ------        ------    ------        ------
   (d) Adjusted net income (loss)                                                 $  (56)       $   92    $  (86)       $  107
                                                                                  ======        ======    ======        ======
   Weighted average common shares outstanding                                      459.2         410.0     458.9         409.7
   Weighted average $3.41 Depositary Shares outstanding
     (each representing 1/4 share Series A conversion preferred)                       -          46.0         -          46.0

   Stock Options --
     Common shares assumed issued                                                    1.9           0.3       0.6           4.1
     Less--common shares assumed repurchased                                        (1.8)         (0.2)     (0.5)         (3.8)
                                                                                  ------        ------    ------        ------
                                                                                     0.1           0.1       0.1           0.3
                                                                                  ------        ------    ------        ------
   (e) Applicable common shares, as adjusted                                       459.3         456.1     459.0         456.0
                                                                                  ======        ======    ======        ======
   Earnings per common and common equivalent share:

   Adjusted income (loss) from continuing retail operations (a)/(e)               $ 0.05        $ 0.19    $(0.01)       $ 0.22
   Discontinued operations, net of income taxes (b)/(e)                                -          0.01     (0.01)         0.02
   Disposal of discontinued operations, net of income taxes (c)/(e)                (0.17)            -     (0.17)            -
                                                                                  ------        ------    ------        ------
   Net income (loss) (d)/(e)                                                      $(0.12)       $ 0.20    $(0.19)       $ 0.24
                                                                                  ======        ======    ======        ======
II. Earnings per common and common equivalent share
       assuming full dilution:

   (f) Income (loss) from continuing retail operations                            $   23        $   90    $   (1)       $  105
   (g) Discontinued operations, net of income taxes                                    -             4        (4)            7
   (h) Disposal of discontinued operations, net of income taxes                      (77)            -       (77)            -
                                                                                  ------        ------    ------        ------
   (i) Net income (loss)                                                          $  (54)       $   94    $  (82)       $  112
                                                                                  ======        ======    ======        ======
   Weighted average common shares outstanding                                      459.2         410.0     458.9         409.7
   Weighted average $3.41 Depositary Shares outstanding
     (each representing 1/4 share Series A conversion preferred)                       -          46.0         -          46.0
   Weighted average Series C convertible preferred shares outstanding                8.2           9.6       8.2           9.6

   Stock options--
     Common shares assumed issued                                                    2.0           0.3       1.0           4.1
     Less--common shares assumed repurchased                                        (1.6)         (0.2)     (0.8)         (3.8)
                                                                                  ------        ------    ------        ------
                                                                                     0.4           0.1       0.2           0.3
                                                                                  ------        ------    ------        ------
   (j) Applicable common shares, as adjusted                                       467.8         465.7     467.3         465.6
                                                                                  ======        ======    ======        ======
   Earnings per common and common equivalent share
     assuming full dilution:

   Income (loss) from continuing retail operations (f)/(j)                        $ 0.05        $ 0.19    $(0.00)       $ 0.22
   Discontinued operations, net of income taxes (g)/(j)                                -          0.01     (0.01)         0.02
   Disposal of discontinued operations, net of income taxes (h)/(j)                (0.17)            -     (0.17)            -
                                                                                  ------        ------    ------        ------
   Net income (loss) (i)/(j)                                                      $(0.12)       $ 0.20    $(0.18)       $ 0.24
                                                                                  ======        ======    ======        ======
                                                                                    (1)           (1)       (1)           (1)
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(1) This calculation is submitted in accordance with Regulation S-K item 601(b)
    (11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.